Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
July 20, 2011	Investor Contact:	Micah S. Goldstein (276) 627-2565
STANLEY FURNITURE ANNOUNCES
SECOND QUARTER 2011 OPERATING RESULTS
Operating Loss Narrows Substantially Again in the Second Quarter
STANLEYTOWN, VA, July 20, 2011/Businesswire/ — Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) today reported sales and operating results for the second quarter of 2011.
Net sales for the quarter increased 3.1% to $27.4 million compared to $26.6 million in the first quarter of 2011. “Sales growth in the second quarter represented our first sequential quarter increase in over a year. While we do not believe the slight increase represents any positive macro-level signs, our reaching a meaningful top line milestone is important given the recent changes in our operational model.”, said Glenn Prillaman, President and Chief Executive Officer. “We are still operating in a sluggish retail environment that continues to deal with a stagnant housing market. However, as our efforts to build our product offering and improve our service position continue to take hold, we believe we should recapture lost market share from our restructuring period.” Prillaman continued. Net loss for the quarter decreased to $595,000, or $.04 per share compared to a net loss of $3.9 million, or $.27 per share, in the first quarter of 2011.
Operating loss narrowed by 67.5% to $1.1 million from $3.4 million in the first quarter of 2011. Gross margins increased to $3.6 million, or 13.3% of net sales, in the second quarter from $1.7 million, or 6.3% of net sales, in the first quarter. “We made significant operational progress again in the second quarter, and believe more room for improvement exists even if sales remain flat in the next quarter”, said Micah Goldstein, Chief Operating and Financial Officer.
Cash on hand at quarter-end was $24.0 million, up from $22.3 million on March 31, 2011. Working capital, excluding cash, decreased to $22.6 million from $26.5 million at the end of the first quarter. The Company received $3.1 million in tax refunds and $1.1 million in Continued Dumping and Subsidy Offset Act proceeds during the second quarter. Inventories increased from $22.8 million on March 31, 2011 to $23.9 million at the end of the second quarter. “We continue to be diligent in our efforts to protect our balance sheet”, said Prillaman. “Now that we have established a track record of improved operating results, we can use the strength of our balance sheet to invest in our operations specifically targeting opportunities to improve service levels for our customers”, Prillaman added.

“We are pleased with our continued progress towards reaching profitability. Our focus remains on regaining the confidence of our customers,” Prillaman concluded.
All earnings per share amounts are on a diluted basis.
Established in 1924, Stanley Furniture Company, Inc. is a leading designer and manufacturer of wood furniture targeted at the premium price range of the residential market. Its common stock is traded on the NASDAQ stock market under the symbol STLY.
Conference Call Details
The Company will host a conference call Thursday morning, July 21, 2011 at 9:00 a.m. Eastern Time. The dial-in-number is (877) 407-8029. The call will also be web cast and archived on the Company’s web site at www.stanleyfurniture.com. The dial-in-number for the replay (available through July 28, 2011) is (877) 660-6853, the account reference number is 275 and the conference number is 373696.
Forward-Looking Statements
Certain statements made in this news release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include our success in profitably producing Young America products in our domestic manufacturing facility, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in countries from which we source products, international trade policies of the United States and countries from which we source products, the inability to raise prices in response to inflation and increasing costs, lower sales due to worsening of current economic conditions, the cyclical nature of the furniture industry, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, our success in transitioning our adult product line to offshore vendors, the inability to obtain sufficient quantities of quality raw materials in a timely manner, environmental, health, and safety compliance costs, and extended business interruption at our manufacturing facility. Any forward-looking statement speaks only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
TABLES FOLLOW

STANLEY FURNITURE COMPANY, INC.
Consolidated Operating Results
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010

Net sales	$27,393	$26,571	$37,902	$53,964	$74,426

Cost of sales	23,760	24,886	43,648	48,646	83,211

Gross profit (loss)	3,633	1,685	(5,746)	5,318	(8,785)

Selling, general and administrative expenses	4,748	5,121	5,644	9,869	11,114

Goodwill impairment charge					9,072

Operating loss	(1,115)	(3,436)	(11,390)	(4,551)	(28,971)

Income from Continued Dumping and Subsidy Offset Act	1,117			1,117
Other income, net	21	29	22	50	37
Interest income	3		1	3	3
Interest expense	586	538	915	1,124	1,973

Loss before income taxes	(560)	(3,945)	(12,282)	(4,505)	(30,904)

Income tax (benefit) expense	35	(16)	(823)	19	(372)

Net loss	$(595)	$(3,929)	$(11,459)	$(4,524)	$(30,532)

Diluted loss per share	$(.04)	$(.27)	$(1.11)	$(.32)	$(2.95)

Weighted average number of shares	14,345	14,345	10,345	14,345	10,339

STANLEY FURNITURE COMPANY, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended			Six Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010
Reconciliation of operating loss as reported to operating loss adjusted:

Operating loss as reported	$(1,115)	$(3,436)	$(11,390)	$(4,551)	$(28,971)
Goodwill impairment charge					9,072
Plus accelerated depreciation			2,087		2,087
Plus restructuring charge (credit)	(277)	768	1,159	491	1,183

Operating loss as adjusted	$(1,392)	$(2,668)	$(8,144)	$(4,060)	$(16,629)

Reconciliation of net loss as reported to net loss adjusted:

Net loss as reported	$(595)	$(3,929)	$(11,459)	$(4,524)	$(30,532)
Goodwill impairment charge					9,072
Less income from CDSOA	(1,117)			(1,117)
Plus accelerated depreciation			2,062		2,062
Plus restructuring charge (credit)	(277)	768	1,145	491	1,169

Net loss as adjusted	$(1,989)	$(3,161)	$(8,252)	$(5,150)	$(18,229)

Reconciliation of loss per share (EPS) as reported to loss per share adjusted:

EPS as reported	$(.04)	$(.27)	$(1.11)	$(.32)	$(2.95)
Goodwill impairment charge					.88
Less income from CDSOA	(.08)			(.08)
Plus accelerated depreciation			.20		.20
Plus restructuring charge (credit)	(.02)	.05	.11	.03	.11

EPS as adjusted	$(.14)	$(.22)	$(.80)	$(.37)	$(1.76)

Note:
We have included the above reconciliation of reported financial measures according to GAAP to non-GAAP financial measures because we believe that this reconciliation provides useful information that allows investors to compare operating results to those of other periods by excluding goodwill impairment charge, income from CDSOA proceeds, accelerated depreciation and restructuring related charges. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	July 2,	April 2,	December 31,
	2011	2011	2010

Assets
Current assets:
Cash	$23,999	$22,314	$25,532
Accounts receivable, net	12,529	12,280	9,888
Inventories	23,927	22,764	25,695
Prepaid expenses and other current assets	4,027	4,231	5,883
Income tax receivable	916	4,020	3,952
Deferred income taxes	789	704	1,021

Total current assets	66,187	66,313	71,971

Property, plant and equipment, net	16,976	16,004	15,980
Other assets	1,689		445

Total assets	$84,852	$82,317	$88,396

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,606	$7,412	$9,116
Accrued expenses	12,028	10,077	10,086

Total current liabilities	19,634	17,489	19,202

Deferred income taxes	789	704	1,021
Other long-term liabilities	7,073	6,326	6,378

Stockholders’ equity	57,356	57,798	61,795

Total liabilities and stockholders’ equity	$84,852	$82,317	$88,396

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Statements of Cash Flows
(in thousands)

	Six Months Ended
	July 2,	July 3,
	2011	2010
Cash flows from operating activities:
Cash received from customers	$51,226	$72,387
Cash paid to suppliers and employees	(57,335)	(88,454)
Cash from Continued Dumping and Subsidy Offset Act	1,117
Interest paid	(2,111)	(3,031)
Income taxes received, net	3,022	6,463

Net cash used by operating activities	(4,081)	(12,635)

Cash flows from investing activities:
Capital expenditures	(834)	(452)
Purchase of other assets	(38)	(28)
Proceeds from sale of assets	1,472	1,047

Net cash provided by investing activities	600	567

Cash flows from financing activities:
Repayment of senior notes		(12,857)
Proceeds from exercise of stock options		119
Proceeds from insurance policy loans	2,003	1,845
Capital lease payments	(55)

Net cash provided (used) by financing activities	1,948	(10,893)

Net decrease in cash	(1,533)	(22,961)
Cash at beginning of period	25,532	41,827

Cash at end of period	$23,999	$18,866

Reconciliation of net loss to net cash used by operating activities:
Net loss	$(4,524)	$(30,532)

Goodwill impairment		9,072
Depreciation and amortization	817	4,129
Deferred income taxes		1,307
Stock-based compensation	193	415
Changes in working capital	562	4,026
Other assets	(1,038)	(953)
Other long-term liabilities	(91)	(99)

Net cash used by operating activities	$(4,081)	$(12,635)